AMENDMENT NO. 7 TO NOTE AGREEMENT

         This Amendment No. 7 to Note Agreement (this "Amendment"), dated as of November 15, 1996, is by and among PLM International, Inc., a Delaware corporation (the "Company"), and each of the purchasers named in Schedule I hereto (the "Purchasers").

         The Company and the Purchasers have entered into the Note Agreement dated as of June 30, 1994, as amended by Amendment No. 1, dated as of June 30, 1994, Amendment No. 2, dated as of December 27, 1994, Amendment No. 3, dated as of November 1, 1995, Amendment No. 4, dated as of February 10, 1996, Amendment No. 5, dated as of June 28, 1996, and Amendment No. 6, dated as of September 15, 1996 (the "Note Agreement"), and the Company and each Purchaser have entered into the Note Purchase Agreement between the Company and such Purchaser dated as of June 30, 1994, relating to the issuance and sale by the Company of its 9.78% Series A Senior Secured Notes (the "Series A Notes") and its Floating Rate Series B Senior Secured Notes (the "Series B Notes"). The Series B Notes are no longer outstanding. The Company and the Purchasers now wish to enter into this Amendment to amend certain of the provisions of the Note Agreement, as more fully set forth herein.

         The Company and the Purchasers agree as follows:

         1. Capitalized terms used but not defined herein shall have the meanings given such terms in the Note Agreement.

         2. The definition of "Restricted Cash" in Section 1.3 is amended in its entirety as follows.

                           "Restricted  Cash"  means  cash or  Cash  Equivalents
                  maintained in a segregated cash collateral account over which the Company has no dominion or control and which is solely for the repayment of Indebtedness for Borrowed Money, provided however, "Restricted Cash" shall not include cash held (i) by the Collateral Agent pursuant to this Note Agreement or (ii) by the Collateral Agent (as that term is defined therein) pursuant to the Note Agreement, dated as of June 28, 1996, by and among the Company, PLM Financial Services, Inc., PLM Investment Management, Inc., and SunAmerica Life Insurance Company and its affiliates."

         3. This Amendment shall become effective when it is executed by the Company and the Required Noteholders.

         4. Except as amended by this Amendment, the Note Agreement remains in full force and effect as originally written.



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         5. This  Amendment  may be  executed  and  delivered  in any  number of counterparts, each of such counterparts constituting an original but all together only one agreement.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Amendment as of the date first above written.

                                  PLM INTERNATIONAL, INC.

                                  By:
                                     J. Michael Allgood, Vice President
                                     & Chief Financial Officer

                                  SUNAMERICA LIFE INSURANCE COMPANY

                                  By:
                                     Sam Tillinghast, Authorized Agent

                                  By:
                                     _______________, Authorized Agent

                                  ALEXANDER HAMILTON LIFE
                                  INSURANCE COMPANY OF AMERICA

                                  By:
                                  Name:______________________
                                  Title:_______________________

                                  REPUBLIC WESTERN INSURANCE
                                  COMPANY

                                  By:
                                  Name:
                                  Title: